Exhibit 99.1

INmune Bio Inc. Announces First Quarter 2025 Results and Provides Business Update

Conference Call Today at 4:30pm ET

BOCA RATON, Fla., May 08, 2025 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage biotechnology company targeting inflammation and immunology through the innate immune system, today announces its financial results for the quarter ended March 31, 2025 and provides a business update.

Q1 2025 and Recent Corporate Highlights

DN-TNF Platform Highlights (XPro™):

●	Top-line results from the MINDFuL phase 2 trial in Alzheimer’s expected in the second half of June.

●	Presented baseline demographics and disease profiles of participants in the MINDFuL phase II study at the annual International Conference on Alzheimer’s and Parkinson’s Diseases and Related Neurologic Disorders.

CORDStrom™ Platform:

●	Announced plans to submit a Biologics License Application (BLA) with the FDA seeking approval of CORDStrom for treatment of Recessive Dystrophic Epidermolysis Bullosa (RDEB).

●	Received a favorable written opinion from The United States Patent and Trademark Office (USPTO), acting as the International Search Authority, on all claims in INmune Bio’s international patent application PCT/US25/17028, titled “THERAPEUTIC COMPOSITIONS COMPRISING POOLED, CULTURE-EXPANDED HUMAN UMBILICAL CORD DERIVED MESENCHYMAL STROMAL CELLS.”

●	Announced a partnership with Cell and Gene Therapy Catapult to scale up CORDStrom™ manufacturing for commercial readiness.

INKmune™ Platform:

●	Announced completion of the Phase I portion of the third and highest dose cohort of the trial allowing the opening of the Phase II high dose cohort.

●	Expanded INKmune Phase II trial to veterans with prostate cancer through the VA Health Care System.

●	Primary trial safety endpoint met.

●	Completed manufacture of all doses of INKmune for the phase II cohorts.

Upcoming Events and Milestones:

●	Top-line data from the Phase 2 Alzheimer’s trial is expected in the second half of June.

●	File a BLA for CORDStrom™ in RDEB in early 2026.

●	Complete enrollment in the Phase II portion of INKmune in metastatic castration-resistant prostate cancer trial before year end. We expect to provide periodic updates on the immunologic and therapeutic response to INKmune as data becomes available.

●	Initiation of Phase 2 trial of XPro™ in patients with treatment-resistant depression once NIH funding is made available.

Financial Results for the First Quarter Ended March 31, 2025:

●	Net loss attributable to common stockholders for the quarter ended March 31, 2025 was approximately $9.7 million, compared to approximately $11.0 million during the quarter ended March 31, 2024.

●	Research and development expenses totaled approximately $7.6 million for the quarter ended March 31, 2025, compared to approximately $8.7 million during the quarter ended March 31, 2024.

●	General and administrative expenses were approximately $2.3 million for the quarter ended March 31, 2025, compared to approximately $2.3 million during the quarter ended March 31, 2024.

●	As of March 31, 2025, the Company had cash and cash equivalents of approximately $19.3 million. Subsequent to the end of the quarter, the Company raised gross proceeds of approximately $2.1 million from the sale of common stock.

●	As of May 8, 2025, the Company had approximately 23.2 million common shares outstanding.

Earnings Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call. Please ask for the INmune Bio First Quarter Conference Call when reaching the operator.

Date: May 8th, 2025

Time: 4:30 PM Eastern Time

Participant Dial-in: 1-800-267-6316 Participant Dial-in (international): +1-203-518-9783

Conference ID: INMUNE

A live audio webcast of the call can be accessed by clicking here or using this link:

https://viavid.webcasts.com/starthere.jsp?ei=1712673&tp_key=b29f89f7f9

A transcript will follow approximately 24 hours from the scheduled call. A replay will also be available through May 22nd, 2025, by dialing 1-844-512-2921 or 1-412-317-6671 (international) and entering pin no. 11158539.

About XPro™

XPro™ is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently available TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro™ could have potential substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About CORDStrom™

CORDStrom™ is a patent-pending cell medicine comprising aseptic, allogeneic, pooled human umbilical cord-derived mesenchymal stromal cells (hucMSCs) in suspension for injection or infusion. The CORDStrom™ platform leverages, among other things, proprietary screening, pooling and expansion techniques to create off-the-shelf, allogeneic, pooled hucMSCs as medicines to treat complex inflammatory diseases. CORDStrom™ products are designed to provide high-quality, off-the-shelf, batch-to-batch consistent, scalable, cGMP manufactured, potent cellular medicines that can be produced at low cost and with repeatable specification independent of donor characteristics. The CORDStrom™ product platform shares many similarities, including reagents, equipment, and procedures, with the Company’s INKmune® oncology product, enabling the Company to leverage economies of scale, experienced staff, and other resources to strategically manufacture both products in a rotational campaign with resource and environmental efficiencies.

Initially developed at the INKmune® manufacturing facilities utilizing UK academic grant funding, CORDStrom™ is an MSC product platform that shows promise as a first systemic therapy for the treatment of RDEB and many other debilitating conditions. While the first generation CORDStrom™ product is agnostic to disease indication, the platform enables creation of indication-specific products, which can be tuned for optimization of anti-inflammatory, immunomodulatory, wound healing, and other characteristics.

About INKmune®

INKmune® is a pharmaceutical-grade, replication-incompetent human tumor cell line which conjugates to resting NK cells and delivers multiple, essential priming signals to convert the cancer patient’s resting NK cells into tumor killing memory-like NK cells (mlNK cells). INKmune® treatment converts the patient’s own NK cells into mlNK cells. In patients, INKmune® primed tumor killing NK cells have persisted for more than 100 days. These cells function in the hypoxic TME because due to upregulated nutrient receptors and mitochondrial survival proteins.

INKmune® is a patient friendly drug treatment that does not require pre-medication, conditioning or additional cytokine therapy to be given to the patients. INKmune® is easily transported, stored and delivered to the patient by a simple intravenous infusion as an out-patient. INKmune® is tumor agnostic; it can be used to treat many types of NK-resistant tumors including leukemia, lymphoma, myeloma, lung, ovarian, breast and other solid tumors. INKmune® is treating patients in an open label Phase I/II trial in metastatic castration-resistant prostate cancer in the US this year.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has three product platforms: the Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune® developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer and is currently in trials in metastatic castration-resistance prostate cancer. The third program, CORDStrom™, is a proprietary pooled, allogeneic, human umbilical cord-derived mesenchymal Stromal/Stem cell (hucMSCs) platform that recently completed a blinded randomized trial in recessive dystrophic epidermolysis bullosa. INmune Bio’s product platforms utilize a precision medicine approach for diseases driven by chronic inflammation and cancer. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. CORDstrom™, XPro1595 (XPro™), and INKmune®™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

David Moss
Co-founder and Chief Financial Officer
(561) 710-0512
info@inmunebio.com

Daniel Carlson
Head of Investor Relations
(415) 509-4590
dcarlson@inmunebio.com

The following tables summarize our results of operations for the periods indicated:

INMUNE BIO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$19,337	$20,922
Research and development tax credit receivable	1,283	1,181
Other tax receivable	133	228
Prepaid expenses and other current assets	207	331
TOTAL CURRENT ASSETS	20,960	22,662

Operating lease – right of use asset	278	307
Other assets	49	79
Acquired in-process research and development intangible assets	16,514	16,514

TOTAL ASSETS	$37,801	$39,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$7,198	$6,539
Accounts payable and accrued liabilities – related parties	103	25
Deferred liabilities	480	517
Operating lease, current liabilities	146	140
TOTAL CURRENT LIABILITIES	7,927	7,221

Long-term operating lease liability	201	244
TOTAL LIABILITIES	8,128	7,465

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 22,930,411 and 22,280,451 shares issued and outstanding, respectively	23	22
Additional paid-in capital	203,103	195,754
Accumulated other comprehensive loss	(610)	(575)
Accumulated deficit	(172,843)	(163,104)
TOTAL STOCKHOLDERS’ EQUITY	29,673	32,097

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$37,801	$39,562

INMUNE BIO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended March 31,
	2025	2024
REVENUE	$50	$14

OPERATING EXPENSES
General and administrative	2,316	2,338
Research and development	7,639	8,693
Total operating expenses	9,955	11,031

LOSS FROM OPERATIONS	(9,905)	(11,017)

OTHER INCOME (EXPENSE), NET	166	(8)

NET LOSS	$(9,739)	$(11,025)

Net loss per common share – basic and diluted	$(0.43)	$(0.61)

Weighted average common shares outstanding – basic and diluted	22,496,191	18,026,473

COMPREHENSIVE LOSS
Net loss	$(9,739)	$(11,025)
Other comprehensive income (loss) – foreign currency translation	(35)	130
Total comprehensive loss	$(9,774)	$(10,895)

INMUNE BIO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,739)	$(11,025)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,076	1,779
Accretion of debt discount	-	34
Changes in operating assets and liabilities:
Research and development tax credit receivable	(102)	(228)
Other tax receivable	95	(20)
Prepaid expenses	124	401
Prepaid expenses – related party	-	119
Other assets	30	25
Accounts payable and accrued liabilities	659	1,393
Accounts payable and accrued liabilities – related parties	78	21
Deferred liabilities	(37)	31
Operating lease liabilities	(8)	(6)
Net cash used in operating activities	(6,824)	(7,476)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock for cash	5,273	-
Exercise of warrants for cash	1	-
Repayments of debt	-	(2,500)
Net provided by (used in) financing activities	5,274	(2,500)

Impact on cash from foreign currency translation	(35)	130

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,585)	(9,846)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	20,922	35,848
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$19,337	$26,002

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$302